Exhibit 10.27

OAK STREET HEALTH, INC.

OMNIBUS INCENTIVE PLAN
As Amended July 28, 2023

ARTICLE I
PURPOSE; EFFECTIVE DATE; TERM
1.1    Purpose. The purpose of this Oak Street Health, Inc. Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its Stockholders by enabling the Company to offer Eligible Individuals stock- and cash-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Stockholders.
1.2    Effective Date. The Plan became effective on August 5, 2020 (the “Effective Date”).
1.3    Term. No Award may be granted on or after the 10th anniversary of the Effective Date, but Awards granted before such 10th anniversary may extend beyond that date.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms will have the following meanings:
2.1    “Acquisition Date” means May 2, 2023.
2.2    “Affiliate” means each of the following: (a) any Subsidiary; (b)  Parent; (c) any corporation, trade, or business that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any trade or business that directly or indirectly controls 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.
2.3    “Applicable Law” means the requirements related to or implicated by the administration of the Plan under applicable state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted.
2.4    “Award” means any award granted under the Plan of any Stock Option, Stock Appreciation Right, Restricted Shares, Performance Award, Dividend Equivalent, Other Share-Based Award, or Other Cash-Based Award. All Awards granted prior to the Acquisition Date will be subject to the terms and conditions of a written Award Agreement executed by Oak Street and the Participant. All Awards granted on or following the Acquisition Date will be granted by, confirmed by, and subject to the terms and conditions of a written Award Agreement executed by the Company and the Participant.

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2.5    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
2.6    “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such rule.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Cause” means, with respect to Awards granted prior to the Acquisition Date and unless otherwise determined by the Committee in the applicable Award Agreement, with respect to an Eligible Employee’s or Consultant’s Separation from Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), Separation from Service due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities (for any reason other than illness or incapacity), repeated or material violation of any employment policy, violation or breach of any confidentiality agreement, work product agreement, or other agreement between the Participant and the Company, or materially unsatisfactory performance of the Participant’s duties to the Company or an Affiliate; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided that with respect to each of clause (a) and (b), a Participant’s violation of Parent’s or Oak Street’s (or any of the their respective affiliate’s) code of conduct shall also constitute grounds for termination of employment or service for Cause, to the extent that such a termination of employment for Cause is consistent with Parent’s standard human resources policies and procedures. For Awards granted on or after the Acquisition Date, “Cause” shall be deemed to occur if the Participant (a) willfully and materially breaches any of his or her obligations to the Company or Oak Street with respect to confidentiality, cooperation with regard to litigation, non-disparagement and non-solicitation, (b) is convicted of a felony involving moral turpitude or (c) engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out Participant’s duties to the Company or Oak Street, resulting, in either case, in material harm to the financial condition or reputation of the Company or Oak Street.
2.9    “Change in Control” means, unless otherwise defined in an Award Agreement prior to the Acquisition Date, the occurrence of any of the following: (i) any Person (other than (w) the Company, (x) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (y) any corporation owned, directly or indirectly, by the stockholders of the Company immediately after the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such occurrence, or (z) any surviving or resulting entity from a merger or consolidation referred to in clause (iii) below) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise,

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without regard to the sixty (60) day period referred to in Rule 13d-3 under the Exchange Act), as directly or indirectly, of securities of the Company or of any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”), representing thirty percent (30%) or more of the combined voting power of the Company’s or such Significant Subsidiary’s then outstanding securities; (ii) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the consummation of a merger or consolidation of the Company or any Significant Subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a transaction (or series of transactions within a twelve (12)-month period) which constitutes the sale or disposition of all or substantially all of the consolidated assets of the Company but in no event assets having a gross fair market value of less than forty percent (40%) of the total gross fair market value of all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).
2.10    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.11    “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, “Committee” will be deemed to refer to the Board for all purposes under the Plan.
2.12    “Common Stock” means the shares, $0.01 par value per share, of the Company.
2.13    “Company” means CVS Health Corporation, a Delaware corporation.
2.14    “Constructive Termination Without Cause” means the Participant’s termination of his or her employment following the occurrence, without the Participant’s written consent, of one or more of (i) an assignment of any duties to the Participant that is materially inconsistent with the Participant’s position; (ii) a material decrease in the Participant’s annual base salary or target annual incentive award opportunity; or (iii) a relocation of the Participant’s principal place of employment more than thirty-five (35) miles from the Participant’s place of employment before such relocation. In all cases, no Constructive Termination Without Cause shall be deemed to have occurred if any such event occurs as a result of a prior termination. In addition, no Constructive Termination Without Cause shall be deemed to have occurred unless the Participant provides written notice to the Company that any such event has occurred, which notice identifies the event and is provided within thirty (30) days of the initial occurrence of such event, a cure period of

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forty-five (45) days following the Company’s receipt of such notice expires and the Company has not cured such event within such cure period, and the Participant actually terminates his or her employment within thirty (30) days of the expiration of the cure period.
2.15    “Consultant” means an advisor or consultant to Oak Street or an Affiliate.
2.16    “Detrimental Conduct” means, as determined by the Company, the Participant’s serious misconduct or unethical behavior, including any of the following: (a) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.); (b) any conduct by the Participant that could result in the Participant’s Separation from Service for Cause; (c) the commission of a criminal act by the Participant, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant causing reputational harm to the Company, an Affiliate, or a client or former client of the Company or an Affiliate; (d) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (e) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (f) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or an Affiliate.
2.17    “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Separation from Service, (i) for purposes of Awards granted prior to the Acquisition Date, a permanent and total disability as defined in Code Section 22(e)(3) and (ii) for purposes of Awards granted on or after the Acquisition Date, total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such plan, as defined by the Social Security Administration). A Disability will only be deemed to occur at the time of the determination by the Committee of the Disability; provided, however, that, for Awards that are subject to Section 409A, Disability means that a Participant is disabled under Section 409A.
2.18    “Dividend Equivalent” means a right, granted to a Participant under Section 10.4, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
2.19    “Effective Date” has the meaning set forth in Section 1.2.
2.20    “Eligible Employee” means each employee of Oak Street (a wholly owned subsidiary of the Company).
2.21    “Eligible Individual” means each Eligible Employee and Consultant who is designated by the Committee as eligible to receive an Award.
2.22    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.23    “Fair Market Value” means, with respect to Awards granted prior to the Acquisition Date, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date as reported on the principal stock exchange in the

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United States on which the Common Stock is then listed; provided, that for purposes of the grant of any Award, the applicable date will be the trading day immediately before the date on which the Award is granted and that for purposes of the purchase of any Award, the applicable date will be the date a notice of purchase is received by the Company or, if not a day on which the applicable market is open, the next day that it is open. For Awards granted on or after the Acquisition Date, unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall be the closing price of a share of Common Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of Fair Market Value is being made, or, in the event the date on which the determination is being made is a date on which the New York Stock Exchange is closed, then the closing price of a share of Common Stock, as quoted on the composite transactions table on the New York Stock Exchange on the last date prior to such date on which the New York Stock Exchange was open, shall be used.
2.24    “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
2.25    “GAAP” means generally accepted accounting principles.
2.26    “Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries, or Parent intended to be and designated as an “incentive stock option” within the meaning of Code Section 422.
2.27    “Nonstatutory Stock Option” means any Stock Option that is not an ISO.
2.28    “Oak Street” means Oak Street Health, Inc.
2.29    “Other Cash-Based Award” means an award granted to an Eligible Individual under Section 10.3 that is payable in cash at the time or times and subject to the terms and conditions determined by the Committee.
2.30    “Other Share-Based Award” means an award granted to an Eligible Individual under Article X that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an award valued by reference to an Affiliate.
2.31    “Parent” means CVS Pharmacy, Inc., a Rhode Island corporation.
2.32    “Participant” means an Eligible Individual who has been granted, and holds, an Award.
2.33    “Performance Award” means an award granted to an Eligible Individual under Article IX contingent upon achieving specified Performance Goals.
2.34    “Performance Goals” means goals established by the Committee as contingencies for Awards to vest or become exercisable or distributable, which may be based on business objectives or other measures of performance as the Committee, in its discretion, deems appropriate. Performance Goals may differ among Awards granted to any one Participant or to different Participants. The Committee may also designate additional business

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objectives on which the Performance Goals may be based; and adjust, modify, or amend the aforementioned business objectives.
2.35    “Performance Period” means the designated period during which Performance Goals must be satisfied with respect to a Performance Award.
2.36    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
2.37    “Plan” means this Oak Street Health, Inc. Omnibus Incentive Plan, as amended from time to time.
2.38    “Proceeding” has the meaning set forth in Section 13.10.
2.39    “Restricted Shares” means restricted Shares granted to an Eligible Individual under Article VIII.
2.40    “Restriction Period” has the meaning set forth in Section 8.3(a).
2.41    “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.
2.42    “Section 409A” means Code Section 409A.
2.43    “Securities Act” means the Securities Act of 1933.
2.44    “Separation from Service” means, unless otherwise determined by the Committee or the Company, the termination of the applicable Participant’s employment with, and performance of services for, the Company and all Affiliates, including by reason of the fact that the Participant’s employer or other service recipient ceases to be an Affiliate of the Company. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate as an Eligible Employee or Consultant, as applicable, such change in status will not be considered a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates will not be considered Separations from Service. Notwithstanding the foregoing definition of Separation from Service, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” means a “separation from service” as defined under Section 409A.
2.45    “Share” means a share of Common Stock.
2.46    “Share Reserve” has the meaning set forth in Section 4.1.
2.47    “Stock Appreciation Right” means a right granted to an Eligible Individual under Article VII to receive an amount in cash or Shares equal to the difference between (a) the Fair Market Value of a Share on the date such right is exercised and (b) the per Share exercise price of such right.
2.48    “Stock Option” means an option to purchase Shares granted to an Eligible Individual under Article VI.
2.49    “Stockholder” means a stockholder of the Company.

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2.50    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Code Section 424(f).
2.51    “Ten Percent Stockholder” means a Person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries, or Parent.
2.52    “Termination Without Cause” means the involuntary termination of a Participant’s employment by the Company or a Subsidiary, including Oak Street, without Cause.
2.53    “Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition, whether for value or no value and whether voluntary or involuntary, and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate, or otherwise dispose of, whether for value or for no value and whether voluntarily or involuntarily.“Transferred” and “Transferable” have a correlative meaning under the Plan.
ARTICLE III
ADMINISTRATION
3.1    Committee. The Plan will be administered and interpreted by the Committee. To the extent required by Applicable Law, it is intended that each member of the Committee will qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of the principal stock exchange in the United States on which the Common Stock is then listed, as applicable. If it is later determined that one (1) or more members of the Committee do not so qualify, actions taken by the Committee before such determination will be valid despite such failure to qualify.
3.2    Grants of Awards. The Committee will have full authority to grant, under the terms and conditions of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Performance Awards, (v) Dividend Equivalents (vi) Other Share-Based Awards, and (vii) Other Cash-Based Awards. In particular, the Committee will have the authority:
(a)    to select the Eligible Individuals to whom Awards may be granted;
(b)    to determine whether and to what extent Awards, or any combination thereof, are to be granted to one (1) or more Eligible Individuals;
(c)    to determine the number of Shares to be covered by each Award;
(d)    to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of all Awards;
(e)    to determine the amount of cash to be covered by each Award;
(f)    to determine whether, to what extent, and under what circumstances grants of Stock Options and other Awards are to operate on a tandem basis or in conjunction with or apart from other awards made by the Company outside of the Plan;
(g)    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock, or Restricted Shares under Section 6.4(d);
(h)    to determine whether a Stock Option is an ISO or Nonstatutory Stock Option;

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(i)    to impose a “blackout” period during which Stock Options may not be exercised;
(j)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired upon the exercise of an Award for a period of time as determined by the Committee after the date of the acquisition of such Award;
(k)    to modify, extend, or renew an Award, subject to Section 6.4(l) and Article XII;
(l)    to determine the treatment of Awards upon occurrence of one or more specified events, including, without limitation a Change in Control, subject to Section 11.1 and any Award Agreement; and
(m)    solely to the extent permitted by Applicable Law, to determine whether, to what extent, and under what circumstances to provide loans (which may be on a recourse basis and bear interest at the rate the Committee may determine) to Participants in order to exercise Stock Options.
3.3    Guidelines. Subject to Article XII, the Committee will have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law), as it may deem advisable; to construe and interpret the Plan, all Awards, and all Award Agreements (and in each case any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it deems necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special terms and conditions for Persons who are residing in, or employed in, or subject to the taxes of, any domestic or foreign jurisdictions to comply with Applicable Law. Notwithstanding the foregoing terms and conditions of this Section 3.3, no action of the Committee under this Section 3.3 may substantially impair the rights of any Participant with respect to an Award that has previously been granted without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan will be limited, construed, and interpreted in a manner so as to comply therewith.
3.4    Sole Discretion; Decisions Final. Any decision, interpretation, or other action made or taken by or at the direction of the Company, the Board, or the Committee (or any of their members) arising out of or in connection with the Plan will be within the sole and absolute discretion of all and each of them, as the case may be, and will be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns and all other Persons having an interest in the Plan.
3.5    Designation of Consultants/Liability.
(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards and execute agreements and other documents on behalf of the Committee, in each case to the extent permitted by Applicable Law. In the event of any designation of authority hereunder, subject to Applicable Law and any terms and conditions imposed by the Committee in connection with such

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designation, such designee or designees will have the power and authority to take such actions, exercise such powers, and make such determinations that are otherwise specifically designated to the Committee hereunder.
(b)    The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent will be paid by the Company. The Committee, its members, and any Person designated under Section 3.5(a) will not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award.
3.6    Indemnification. To the maximum extent permitted by Applicable Law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company and each Affiliate and member or former member of the Committee and the Board will be indemnified and held harmless by the Company against all costs and expenses and liabilities, and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification the employees, officers, directors, or members or former officers, directors, or members may have under Applicable Law or under the Certificate of Incorporation or By-Laws of the Company or an Affiliate. Notwithstanding any other term or condition of the Plan, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to himself or herself.

ARTICLE IV
SHARE LIMITATION
4.1    Shares. The maximum number of Shares available for issuance under the Plan may not exceed 11,195,630 Shares (such Shares, subject to any increase or decrease under this Section 4.1 or Section 4.2, the “Share Reserve”). The Share Reserve may consist of authorized and unissued Shares and Shares held in or acquired for the treasury of the Company. Shares subject to Awards that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled will be added back to the Share Reserve. Notwithstanding the foregoing, the following Shares will not be added back to the Share Reserve: (i) Shares not issued or delivered as a result of net settlement of an outstanding Stock Option or Stock Appreciation Right; (ii) Shares delivered or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an Award and (iii) Shares repurchased with proceeds from the payment of the exercise price

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of a Stock Option. Any Award settled solely in cash will not count against the Share Reserve.
4.2    Changes.
(a)    The existence of the Plan and any Awards will not affect in any way the right or power of the Board, the Committee, or the Stockholders to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.
(b)    Subject to Section 11.1:
(i)    In the event of any change in the outstanding Common Stock or in the capital structure of the Company by reason of any stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, extraordinary cash or stock dividend, or other relevant change in capitalization, Awards will be equitably adjusted or substituted, in a manner determined by the Committee, to the extent necessary to preserve the economic intent of such Awards.
(ii)    Fractional Shares resulting from any adjustment in Awards under this Section 4.2(b) will be aggregated until, and eliminated at, the time of exercise or payment by rounding down to the nearest whole number. No cash settlements will be required with respect to fractional Shares eliminated by rounding. Notice of any adjustment will be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of the Plan.
4.3    Minimum Purchase Price. Notwithstanding any other term or condition of the Plan, if authorized but previously unissued Shares are issued under the Plan, such Shares may not be issued for a consideration that is less than as permitted under Applicable Law.
ARTICLE V
ELIGIBILITY
5.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan will be determined by the Committee.
5.2    ISOs. Notwithstanding Section 5.1, only Eligible Employees of the Company, its Subsidiaries, and Parent are eligible to be granted ISOs.
5.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual must be conditioned upon such individual actually becoming an Eligible Employee or Consultant, respectively.

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ARTICLE VI
STOCK OPTIONS
6.1    Stock Options. Stock Options may be granted alone or in addition to other Awards. Each Stock Option will be of 1 of 2 types: (a) an ISO or (b) a Nonstatutory Stock Option.
6.2    Grants. The Committee will have the authority to grant to any Eligible Employee one (1) or more ISOs, Nonstatutory Stock Options, or both types of Stock Options. The Committee will have the authority to grant any Consultant one (1) or more Nonstatutory Stock Options. To the extent that any Stock Option does not qualify as an ISO, such Stock Option or the portion thereof that does not so qualify will constitute a separate Nonstatutory Stock Option.
6.3    ISOs. Notwithstanding any other term or condition of the Plan, no term or condition of the Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the Participants affected, to disqualify any ISO under Code Section 422.
6.4    Terms and Conditions of Stock Options. Stock Options will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)    Exercise Price. The exercise price per Share subject to a Stock Option will be determined by the Committee at the time of grant, provided that the per Share exercise price of a Stock Option may not be less than 100% (or, in the case of an ISO granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the grant date.
(b)    Stock Option Term. The term of each Stock Option will be fixed by the Committee, provided that no Stock Option may be exercisable more than 10 years after the date the Stock Option is granted; and provided further that the term of an ISO granted to a Ten Percent Stockholder may not exceed 5 years.
(c)    Exercisability. Unless otherwise determined by the Committee in accordance with this Section 6.4, Stock Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant and set forth in the Award Agreement. If the Committee provides that any Stock Option is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after the time of grant in whole or in part.
(d)    Method of Exercise. Subject to whatever installment exercise and waiting period terms and conditions that may apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft, or money order payable to the order of the Company; (ii) solely to the extent permitted by Applicable Law, if the Common Stock is listed on a national stock exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to

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deliver promptly to the Company an amount equal to the exercise price; (iii) to the extent the Committee authorizes, having the Company withhold Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date; or (iv) on such other terms and conditions that may be acceptable to the Committee. No Shares will be issued under the Plan until payment for those Shares has been made or provided for in accordance with the Plan.
(e)    Non-Transferability of Stock Options. No Stock Option will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the Participant’s lifetime, only by the Participant, except that the Committee may determine at the time of grant or thereafter that a Nonstatutory Stock Option that is otherwise not Transferable under this Section 6.4(e) is Transferable to a Family Member in whole or in part on terms and conditions that are specified by the Committee. A Nonstatutory Stock Option that is Transferred to a Family Member under the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Nonstatutory Stock Option by a permissible transferee of a Nonstatutory Stock Option or a permissible transferee under a Transfer after the exercise of the Nonstatutory Stock Option will be subject to the Plan and the applicable Award Agreement.
(f)    Separation from Service by Death or Disability. Unless otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Separation from Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant will thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.
(g)    Involuntary Separation from Service without Cause. Unless otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is initiated by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of 90 days after the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

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(h)    Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is voluntary (other than a voluntary Separation from Service described in Section 6.4(i)(y)), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of 90 days from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.
(i)    Separation from Service for Cause. Unless otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service (x) is for Cause or (y) is a voluntary Separation from Service (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Separation from Service for Cause, all Stock Options, whether vested or not vested, that are held by such Participant will terminate and expire as of the date of such Separation from Service.
(j)    Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Separation from Service for any reason will terminate and expire as of the date of such Separation from Service.
(k)    ISO Terms and Conditions. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary, or Parent exceeds $100,000, such Stock Options will be treated as Nonstatutory Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or Parent at all times from the time an ISO is granted until 3 months before the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option will be treated as a Nonstatutory Stock Option. Should any term or condition of the Plan not be necessary in order for the Stock Options to qualify as ISOs, or should any additional terms and conditions be required, the Committee may amend the Plan accordingly.
(l)    Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions of the Plan, Stock Options will be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend, or renew outstanding Stock Options (provided that the rights of a Participant are not reduced without such Participant’s consent; and provided, further, that such action does not subject the Stock Options to Section 409A without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding any other term or condition of the Plan, the repricing of Options (and Stock Appreciation Rights) is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any

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other action that has the same effect as any of the following): (y) any action that is treated as a “repricing” under GAAP and (z) repurchasing for cash or canceling a Stock Option or a Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (z) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.
(m)    Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Nonstatutory Stock Option on a cashless basis on the last day of the term of such Stock Option if the Participant has failed to exercise the Nonstatutory Stock Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Nonstatutory Stock Option exceeds the exercise price of such Nonstatutory Stock Option on the date of expiration of such Stock Option, subject to Section 13.6.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)    Exercise Price. The exercise price per Share subject to a Stock Appreciation Right will be determined by the Committee at the time of grant, provided that the per Share exercise price of a Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b)    Term. The term of each Stock Appreciation Right will be fixed by the Committee, but may not be greater than 10 years after the date the right is granted.
(c)    Exercisability. Unless otherwise determined by the Committee in accordance with this Section 7.1, Stock Appreciation Rights will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any such right is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after grant in whole or in part.
(d)    Method of Exercise. Subject to whatever installment exercise and waiting period terms and conditions apply under Section 7.1(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.
(e)    Payment. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive, for each right exercised, up to, but no more than, an amount in cash or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one (1) Share on the date that the right is exercised over the Fair Market Value of one (1) Share on the date that the right was awarded to the Participant.

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(f)    Separation from Service. Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason, Stock Appreciation Rights will remain exercisable after a Participant’s Separation from Service on the same basis as Stock Options would be exercisable after a Participant’s Separation from Service in accordance with Sections 6.4(f) through 6.4(j).
(g)    Non-Transferability. No Stock Appreciation Rights will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the Participant’s lifetime, only by the Participant.
7.2    Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of the Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 13.6.
ARTICLE VIII
RESTRICTED SHARES
8.1    Restricted Shares. Restricted Shares may be issued either alone or in addition to other Awards. The Committee will determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards will be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.
8.2    Awards and Certificates. Participants selected to receive Restricted Shares will not have any right with respect to the Award, unless and until the Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of the Award. Further, such Award will be subject to the following:
(a)    Purchase Price. The purchase price of Restricted Shares will be fixed by the Committee. Subject to Section 4.3, the purchase price for Restricted Shares may be zero to the extent permitted by Applicable Law, and, to the extent required by Applicable Law, such purchase price may not be less than par value.
(b)    Legend. Each Participant receiving Restricted Shares will be issued a stock certificate in respect of the Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate will be registered in the name of the Participant, and will, in addition to any legends required by Applicable Law, bear an appropriate legend referring to the terms and conditions applicable to the Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the restricted shares of stock represented hereby

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are subject to the terms and conditions (including forfeiture) of the Oak Street Health, Inc. (the “Company”) Omnibus Incentive Plan (the “Plan”) and an award agreement entered into between the registered owner and the Company dated __________ (the “Agreement”). Copies of such Plan and Agreement are on file at the principal office of the Company.”
(c)    Custody. If stock certificates are issued in respect of Restricted Shares, the Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant must deliver a duly signed stock power or other instruments of assignment, each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event that such Award is forfeited in whole or part.
8.3    Terms and Conditions. Restricted Shares will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)    Restriction Period. The Participant is not permitted to Transfer Restricted Shares during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement, and such agreement will set forth a vesting schedule and any event that would accelerate vesting of the Restricted Shares. Within these limits, based on service, attainment of Performance Goals, or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Shares and waive the deferral terms and conditions for all or any part of any Restricted Shares.
(b)    Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee, the Participant will have, with respect to Restricted Shares, all of the rights of a Stockholder, including the right to receive dividends, the right to vote such Restricted Shares, and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender those Shares. The Committee may determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.
(c)    Separation from Service. Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the relevant Restriction Period, all Restricted Shares will be forfeited.
(d)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, the certificates for such Shares will be delivered to the Participant. All legends will be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other terms and conditions imposed by the Committee.

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ARTICLE IX
PERFORMANCE AWARDS
9.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in Restricted Shares, such Shares will be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such Shares). Each Performance Award will be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may approve. The Committee will condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established under Section 9.2(c).
9.2    Terms and Conditions. Performance Awards will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)    Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee will determine the extent to which the Performance Goals established under Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.
(b)    Non-Transferability. Subject to the applicable Award Agreement and the Plan, Performance Awards may not be Transferred.
(c)    Objective Performance Goals, Formulae or Standards. The Committee will establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing before the beginning of the applicable Performance Period or at such later date while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate terms and conditions for disregarding (or adjusting for) changes in accounting methods, corporate transactions, and other similar type events or circumstances.
(d)    Dividends. Unless otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant.
(e)    Payment. After the Committee’s determination in accordance with Section 9.2(a), the Company will settle Performance Awards, in such form as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing sentence, the Committee may award an amount less than the earned Performance Awards and subject the payment of all or part of any Performance Award to additional vesting, forfeiture, and deferral terms and conditions.
(f)    Separation from Service. Subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the Performance Period for a Performance Award, the Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

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(g)    Accelerated Vesting. Based on service, performance, and any other factors or criteria the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.
ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS
10.1    Other Share-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to terms or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units (RSUs), and Awards valued by reference to book value of Shares. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards. Subject to the terms and conditions of the Plan, the Committee has the authority to determine the Eligible Individuals to whom, and the time or times at which, Other Share-Based Awards will be granted, the number of Shares to be granted under such Awards, and all other terms and conditions of the Awards.
10.2    Terms and Conditions. Other Share-Based Awards will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)    Non-Transferability. Subject to the applicable Award Agreement and the Plan, Shares subject to Other Share-Based Awards may not be Transferred before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.
(b)    Dividends. Unless otherwise determined by the Committee at the time of grant, subject to the applicable Award Agreement and the Plan, the recipient of an Other Share-Based Award will not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of Shares covered by the Award.
(c)    Vesting. All Other Share-Based Awards and any Shares covered by those awards will vest or be forfeited to the extent so provided in the Award Agreement.
(d)    Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased under a purchase right awarded under this Article X will be priced as determined by the Committee.
10.3    Other Cash-Based Awards. The Committee may grant Other Cash-Based Awards to Eligible Individuals in amounts, on terms and conditions, and for consideration, including no consideration or such minimum consideration as may be required by Applicable Law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting terms and conditions or may be awarded purely as a bonus and not subject to terms and conditions, and if subject to vesting, the Committee may accelerate such vesting at any time.
10.4    Dividend Equivalents. Except with respect to Stock Options and Stock Appreciation Rights, which shall not be eligible for Dividend Equivalents, the Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a

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specified number of Shares, or other periodic payments. The Committee shall provide that Dividend Equivalents either shall accrue and be paid or distributed upon the vesting of an Award or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles and subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.
ARTICLE XI
CHANGE IN CONTROL
11.1    Change in Control. With respect to Awards granted on or after the Acquisition Date, in the event that a Participant experiences a Termination Without Cause or a Constructive Termination Without Cause within two (2) years following a Change in Control, the following provisions shall apply unless otherwise provided in the Award Agreement: (i) within two (2) years of a Change in Control, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested upon a Termination Without Cause or a Constructive Termination Without Cause and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant; (ii) within two (2) years of a Change in Control, the restrictions, deferral of settlement and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested upon a Termination Without Cause or a Constructive Termination Without Cause, except to the extent of any waiver by the Participant; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met at actual performance or prorated as of the date of termination, provided that, with respect to each of clause (i) and (ii), in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change in Control.
ARTICLE XII
AMENDMENT AND TERMINATION
12.1    Amendment and Termination of Plan. Subject to Section 12.3, the Board may amend or terminate the Plan at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.
12.2    Amendment of Awards. Subject to Section 12.3, the Committee may amend any Award at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.
12.3    No Impairment of Rights. Rights under any Award granted before amendment or termination of the Plan or amendment of an Award may not be substantially impaired by any such amendment or termination unless the Participant consents in writing.

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ARTICLE XIII
GENERAL TERMS AND CONDITIONS
13.1    Limitation of Vesting of Certain Awards. Notwithstanding anything in the Plan to the contrary, except with respect to Awards granted prior to the Acquisition Date, all Awards will vest over a minimum period of three (3) years, except in the event of a Participant’s death or Disability, or in the event of a Change in Control and (i) all Awards as to which either the grant or the vesting is based on the achievement of one or more performance conditions will vest over a minimum period of one (1) year except in the event of a Participant’s death or Disability, or in the event of a Change in Control, and (ii) up to five percent (5%) of Awards authorized under the Plan may be granted without any minimum vesting requirements. For purposes of this Section 13.1, vesting over a three (3)-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period and in no event shall Awards subject to a minimum vesting period vest any earlier than one (1) year from the date of grant.
13.2    Legend. The Committee may require each person receiving Shares under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.3    Book Entry. Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of Share certificates through the use of another system, such as book entry.
13.4    Other Plans. Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
13.5    No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award gives any Person any right with respect to continuance of employment, consultancy, or directorship by the Company or any Affiliate, nor does the Plan or the grant of any Award cause any limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate such employment, consultancy, or directorship at any time.
13.6    Withholding for Taxes. The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by Applicable Law to be withheld (a) with respect to the vesting of or other lapse of restrictions applicable to an Award, (b) upon the issuance of any Shares upon the exercise of an Option or Stock Appreciation Right, or (c) otherwise due in connection with an Award. At the time the tax obligation becomes due, the Participant must pay to the Company or the Affiliate, as the case may be, any amount that the Company or Affiliate determines to be necessary to satisfy the tax obligation. The Company or the

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Affiliate, as the case may be, may require or permit the Participant to satisfy the tax obligation, in whole or in part, (i) by causing the Company or Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such tax obligation or (ii) by delivering to the Company or Affiliate Shares already owned by the Participant. The Shares so delivered or withheld must have an aggregate Fair Market Value equal to the tax obligation. The Fair Market Value of the Shares used to satisfy the tax obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Participant may satisfy his or her tax obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Any fraction of a Share required to satisfy tax obligations will be disregarded and the amount due must be paid instead in cash by the Participant.
13.7    No Assignment of Benefits. No Award or other benefit payable under the Plan may, except as otherwise specifically provided by Applicable Law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit will be void, and any such benefit will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Person who will be entitled to such benefit, nor will it be subject to attachment or legal process for or against such Person.
13.8    Listing and Other Terms and Conditions.
(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national stock exchange or system sponsored by a national securities association, the issuance of Shares under an Award will be conditioned upon such Shares being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Stock Option or other Award with respect to such Shares will be suspended until such listing has been effected.
(b)    If at any time counsel to the Company is of the opinion that any sale or delivery of Shares under an Award is or may be unlawful or result in the imposition of excise taxes on the Company, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Stock Option or other Award will be suspended until, in the opinion of said counsel, such sale or delivery would be lawful or would not result in the imposition of excise taxes on the Company.
(c)    Upon termination of any period of suspension under this Section 13.8, any Award affected by such suspension that has not expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.
(d)    A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, and approval the Company determines necessary or appropriate.

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13.9    Governing Law. The Plan and actions taken in connection with the Plan will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
13.10    Jurisdiction; Waiver of Jury Trial. Any suit, action, or proceeding with respect to the Plan or any Award or Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of the Plan or any Award or Award Agreement, will be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Company and each Participant irrevocably and unconditionally (a) submits in any proceeding relating to the Plan or any Award or Award Agreement, or for the recognition and enforcement of any judgment in respect of the Plan or any Award or Award Agreement (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts, and agrees that all claims in respect of any Proceeding will be heard and determined in such state court or, to the extent permitted by Applicable Law, in such federal court, (b) consents that any Proceeding may and will be brought in such courts and waives any objection that the Company or the Participant may have at any time after the Effective Date to the venue or jurisdiction of any Proceeding in any such court or that the Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort, or otherwise) arising out of or relating to the Plan or any Award or Award Agreement, (d) agrees that service of process in any Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Chair of the Board, and (e) agrees that nothing in the Plan will affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
13.11    Other Benefits. No Award will be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate or affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
13.12    Costs. The Company will bear all expenses associated with administering the Plan, including expenses of issuing Common Stock under Awards.
13.13    No Right to Same Benefits. The terms and conditions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same in subsequent years (if granted at all).
13.14    Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by the Plan.

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13.15    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
13.16    Section 409A. The Plan is intended to comply Section 409A and will be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it will be paid in a manner that complies with Section 409A. Notwithstanding any other provision of the Plan, any Plan provision that is inconsistent with Section 409A will be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply, such provision will be null and void. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant, or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company. Notwithstanding any other provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) will be delayed for the first 6 months after such separation from service (or, if earlier, the date of death of the specified employee) and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. All installment payments under the Plan will be deemed separate payments for purposes of Section 409A.
13.17    California Participants. The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (a) the terms and conditions of any Options and Stock Appreciation Rights, to the extent vested and exercisable upon a Participant’s Separation from Service, will include any minimum exercise periods after Separation from Service required by Section 25102(o) and (b) any repurchase right of the Company or any Affiliate will include a minimum 90-day notice requirement. Any Plan term that is inconsistent with Section 25102(o) will, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).
13.18    Successor and Assigns. The Plan will be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate.
13.19    Severability of Terms and Conditions. If any term or condition of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other term or condition of the Plan, and the Plan will be construed and enforced as if such term or condition had not been included.
13.20    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person, or other Person incapable of receipt thereof will be considered paid

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when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment will fully discharge the Committee, the Board, the Company, all Affiliates, and their employees, agents, and representatives with respect thereto.
13.21    Separation from Service for Cause; Clawbacks; Detrimental Conduct.
(a)    Separation from Service for Cause. The Company may annul an Award if the Participant incurs a Separation from Service for Cause.
(b)    Clawbacks. All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy (as exists from time to time) or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy (as exists from time to time) that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
(c)    Detrimental Conduct. With respect to Awards granted prior to the Acquisition Date, except as otherwise determined by the Committee, notwithstanding any other term or condition of the Plan, if a Participant engages in Detrimental Conduct, whether during the Participant’s service or after the Participant’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, Applicable Law, or otherwise, the Participant must forfeit or pay to the Company the following:
(i)    any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;
(ii)    any cash or Shares received by the Participant in connection with the Plan within the 36-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct; and
(iii)    the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant under the Plan within the 36-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct.
(d)    Cancellation and Rescission of Awards. With respect to Awards granted on or after the Acquisition Date, unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Company shall have the additional rights set forth in Section 13.21(d)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan including the following conditions:

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(i)    While employed by the Company or one of its Subsidiaries, a Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company.
(ii)    A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company that is acquired by the Participant either during or after employment with the Company.
(iii)    A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.
(iv)    Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 13.21(d) prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.
13.22    Data Protection. A Participant’s acceptance of an Award will be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
13.23    Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but that is not yet made to a Participant by the Company, nothing in the Plan gives any Participant any right that is greater than the rights of a general unsecured creditor of the Company. The grant of an Award will not require a segregation of any of

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the Company’s assets for satisfaction of the Company’s payment obligation under any Award.
13.24    Plan Construction. In the Plan, unless otherwise stated, the following uses apply:
(a)    references to Applicable Law refer to the Applicable Law and any amendments and supplements thereto and any successor Applicable Law, and to all valid and binding rules and regulations promulgated thereunder, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended or supplemented, or their successors, as in effect at the relevant time;
(b)    in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”;
(c)    indications of time of day will be based upon the time applicable to the location of the principal headquarters of the Company;
(d)    the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively;
(e)    all references to articles, sections, and exhibits are to articles, sections, and exhibits in or to the Plan;
(f)    all words used will be construed to be of such gender or number as the circumstances and context require;
(g)    the captions and headings of articles, sections, and exhibits have been inserted solely for convenience of reference and will not be considered a part of the Plan, nor will any of them affect the meaning or interpretation of the Plan;
(h)    any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, will mean the agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and
(i)    all accounting terms not specifically defined will be construed in accordance with GAAP.

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